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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717, 333-53139, 333-55878,
333-76674 and 333-88652) of Millennium Chemicals Inc. of our report dated March 10, 2003 relating to the Equistar Chemicals, LP consolidated financial statements, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
March 25, 2003